News Release

BioRestorative Therapies Announces Closing of
License Agreement for
Adult Stem Cell Disc/Spine Procedure

Agreement Provides the Company with Three New Potential
 Sources for Revenues

Jupiter, Fla. – April 11, 2012 – BioRestorative Therapies, Inc. (“BRT” or the “Company”) (OTCQB: BRTX), a life sciences company focused on cellular therapies for various personal medical applications, announced today it has closed on the previously announced license agreement with Regenerative Sciences, LLC for the licensing of a technique used for the treatment of bulging and herniated discs. This treatment encompasses a novel way of cell culturing and includes a medical device designed for the re-transplantation of an individual’s own stem cells into the disc area for repair.

The license agreement provides the Company with three new potential revenue streams: the sale or licensing of the specialized medical device, the laboratory work needed to prepare the cells, and sublicense royalties. The closing of the license agreement also enables the Company to significantly expand upon its intellectual property database. This license will allow BRT to begin furthering the science, preparing it for clinical trials in the U.S., and ultimately developing improved, minimally invasive treatments for individuals with severe pain due to herniated or bulging discs.

Pursuant to the agreement, BRT has obtained an exclusive license to utilize or sublicense a specific method for culturing cells for use in repairing damaged areas.  BRT has also obtained an exclusive license to utilize or sub-license a specialized needle that will be used by physicians to deliver the cells to the precise region of the disc that requires repair.

“This technology and procedure addresses an important gap in the treatment of degenerative disc disease, providing an alternative to surgery in many cases. With so many people in the U.S., and throughout the world who suffer from bulging or herniated discs, we hope that BRT will quickly emerge as a market leader in providing a minimally invasive treatment for disc repair,” commented Mark Weinreb, Chairman and CEO of BRT.  “The procedure represents a potential breakthrough alternative for patients who might require back surgery or even spinal fusions – which can often fail or be unsuccessful. We believe that someday our treatment will become the standard of care for certain disc and spine related diseases.”

About BioRestorative Therapies, Inc.

BioRestorative Therapies, Inc.'s goal is to become a leader in developing medical procedures using cell and tissue protocols, primarily involving a patient's own stem cells (non-embryonic), allowing patients to undergo cellular-based treatments. The Company has obtained a license for the adult stem cell treatments of disc and spine conditions, including bulging and herniated discs. The technology is an advanced stem cell injection procedure, using the patient’s own cells, that may offer relief from lower back pain, buttock and leg pain, and numbness and tingling in the legs and feet. In June 2011, the Company launched a technology that involves the use of a brown fat cell-based therapeutic/aesthetic program, known as the ThermoStem™ Program.  The ThermoStem™ Program will focus on treatments for obesity, weight loss, diabetes, hypertension, other metabolic disorders and cardiac deficiencies and will involve the study of stem cells, several genes, proteins and/or mechanisms that are related to these diseases and disorders. The Company also offers facial creams and products under the Stem Pearls® brand.

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This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company’s Form 10, as amended, filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

Investor Contacts:
KCSA Strategic Communications
Philip Carlson / Josh Dver
+1 212.896.1233 / +1 212.896.1239
 pcarlson@kcsa.com / jdver@kcsa.com